EXHIBIT TO 8-K

November 24, 2003

NEXT INC. EXPRESSES CONTINUED SUPPORT FOR DAN F. COOKE, CEO

CHATTANOOGA, Tenn. — (BUSINESS WIRE) — November 24, 2003 — Next, Inc. (OTCBB: NXTI – News): After reviewing the allegations made against Dan F. Cooke in a complaint filed against him in federal court of the Southern District of New York the Board of Directors of Next, Inc. has expressed its continued support of, and confidence in, the management of the Company, including Mr. Cooke in his role as Chief Executive Officer. Mr. Cooke will continue to serve as chief executive officer of the Company at the pleasure of the board.

William B. Hensley III, President of the Company and a member of the board, stated that “the Company has not been charged in this matter with any wrong doing, and we did not transact any business whatsoever with the entity or persons named in the complaint. Our sales growth has been exceptional and the company expects to report a profit for this fiscal year, the fundamentals of business operations remain sound, our prospects are good and we intend to continue to execute our business plan as previously announced.”